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                                                                   Exhibit 10.35

                                    AGREEMENT

                                    BETWEEN

                            WELLS ELECTRONICS, INC.

                                      AND

                              I.B.E.W. LOCAL 1392

                     FEBRUARY 19, 1997 -- FEBRUARY 18, 2000



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                                TABLE OF CONTENTS


AGREEMENT

BASIC PRINCIPLES
                                                                            PAGE
ARTICLE I - TERM-AMENDMENT-TERMINATION

   Section    1. Terms ....................................................  1
   Section    2. Amendment or Termination .................................  1
   Section    3. Amendment During Term ....................................  1

ARTICLE II - RIGHTS AND RESPONSIBILITIES OF PARTIES

   Section    1. Union Recognition ........................................  1
   Section    2. Management Function Reserved .............................  2
   Section    3. No Strike - No Lockout ...................................  3
   Section    4. Union Stewards ...........................................  3
   Section    5. Shop Committee ...........................................  3
   Section    6. Employee's Right When Disciplinary Action is Taken .......  4
   Section    7. Compensation Insurance ...................................  4
   Section    8. Right of Visitation ......................................  4
   Section    9. Review of Wage and Hours Computation .....................  4
   Section   10. Union Security ...........................................  5
   Section   11. Dues Deduction ...........................................  5
   Section   12. Non-Discrimination .......................................  5

ARTICLE III - GRIEVANCE PROCEDURE

   Section    1. Processing a Grievance ...................................  6
   Section    2. Arbitration ..............................................  7
   Section    3. Waiver of Grievance ......................................  8

ARTICLE IV - HOURS-OVERTIME-HOLIDAY

   Section    1. Work Day - Work Week .....................................  8
   Section    2. Regular Working Hours ....................................  8
   Section    3. Overtime Payment .........................................  9
   Section    4. Rest Periods .............................................  9

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                                                                            PAGE
ARTICLE IV - HOURS-OVERTIME-HOLIDAY (CONTINUED)

   Section    5. Distribution of Overtime .................................   9
   Section    6. Holidays and Holiday Pay .................................  11
   Section    7. Clean-up .................................................  12
   Section    8. Job Assignment ...........................................  12

ARTICLE V - WAGE PAYMENT-WORK CLASSIFICATIONS
   Section    1. Wage Rates and Classification of Work ....................  12
   Section    2. New Classifications of Work ..............................  13
   Section    3. Shift Premium ............................................  13
   Section    4. Pay Day ..................................................  13
   Section    5. Call-Back Payments .......................................  13
   Section    6. Minimum Call-In ..........................................  13
   Section    7. Cost of Living Adjustment ................................  13

ARTICLE VI - HOSPITALIZATION AND INSURANCE ................................  15

ARTICLE VII - HEALTH AND SAFETY ...........................................  17

ARTICLE VIII - RETIREMENT INCOME PLAN .....................................  17

ARTICLE IX - SENIORITY

   Section    1. Determination of Seniority ...............................  18
   Section    2. Seniority Rights .........................................  18
   Section    3. Acquisition of Seniority by New Employees ................  19
   Section    4. Seniority Lists and Loss of Seniority ....................  19
   Section    5. Seniority Change Notices .................................  20
   Section    6. Transfers/Temporary ......................................  20
   Section    7. Temporary Layoff .........................................  20
   Section    8. General Layoff ...........................................  20
   Section    9. Recall ...................................................  21
   Section   10. Specially Skilled Employees ..............................  22
   Section   11. Bid Provision - Upgrading and Horizontal .................  22
   Section   12. Transfer-Classification Rate .............................  23
   Section   13. Qualification Period When Changing Job Classifications ...  23
   Section   14. Disqualification When Changing Classification ............  24
   Section   15. Layoff During Qualification Period .......................  24

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                                                                            PAGE
ARTICLE IX - SENIORITY (CONTINUED)

   Section   16. Shift Preference .........................................  24
   Section   17. Union Officer's Seniority ................................  24
   Section   18. Group Leader .............................................  24

ARTICLE X - LEAVE OF ABSENCE

   Section    1. Personal Leave ...........................................  25
   Section    2. Sickness and Medical-Related Leave .......................  25
   Section    3. Injuries .................................................  26
   Section    4. Maternity Leave ..........................................  27
   Section    5. Copy of Leave ............................................  27
   Section    6. Return From Leave ........................................  27
   Section    7. Employment Outside the Bargaining Unit ...................  28
   Section    8. Absence Due to Death in the Immediate Family .............  28
   Section    9. Jury Duty ................................................  28
   Section   10. Absence - Union Business .................................  29

ARTICLE XI - VACATION

   Section    1. Vacations ................................................  29
   Section    2. Time of Vacation Payments ................................  31
   Section    3. Vacation Schedules .......................................  31
   Section    4. Holidays Within Vacation Periods .........................  31

ARTICLE XII - GENERAL PROVISIONS

   Section    1. Definition of Employees ..................................  32
   Section    2. Definition of Part-time Employees ........................  32
   Section    3. Bulletin Boards ..........................................  32
   Section    4. Effect of Law ............................................  32
   Section    5. Prior Written Agreements .................................  32

EXHIBIT A - WAGE RATES ....................................................  33

EXHIBIT B - COMPREHENSIVE MEDICAL PLAN ....................................  36

EXHIBIT C - DEPARTMENT LISTING ............................................  37



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                                   AGREEMENT

This Agreement entered into this 19th day of February 1997, between WELLS ELECTRONICS, INC., 52940 Olive Road, South Bend, Indiana, or its successors or assigns, hereinafter called the "Company" and LOCAL UNION 1392, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, hereinafter called the "Union". The International Brotherhood of Electrical Workers being an affiliate of the AFL-CIO.

                                BASIC PRINCIPLES

The Company and the Union have a common and sympathetic interest in the electrical industry. Progress in this industry demands a mutuality of confidence between the Company and the Union. Therefore, a working system and harmonious relations are necessary between the Company, the Union, and the public, so that all will benefit by continuous peace and by adjusting any differences by rational, common-sense methods. To these ends, this Agreement is made and entered into. Now, therefore, in consideration of the mutual promises and agreements herein contained, the parties hereto agree as follows:



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                                    ARTICLE I

                           TERM-AMENDMENT-TERMINATION

SECTION 1. TERMS: This Agreement shall take effect on February 19, 1997, and shall continue in full force and effect until and including February 18, 2000. It shall continue in effect from year to year thereafter, unless notice for amendment or termination is given in the way provided for in Section 2 and 3 below.

SECTION 2. AMENDMENT OR TERMINATION: Either party desiring to amend or terminate this Agreement must notify the other in writing at least sixty (60) days prior to the termination date. Whenever notice is given for amendment or termination, negotiations thereon shall commence not later than forty-five (45) days prior to the termination date.

SECTION 3. AMENDMENT DURING TERM: This Agreement shall be subject to amendment at any time by mutual consent of the parties hereto, but there shall be no obligation to bargain over any proposed amendment during the existence of this agreement or extension thereof.

                                   ARTICLE II

                     RIGHTS AND RESPONSIBILITIES OF PARTIES

SECTION 1. UNION RECOGNITION: The Company recognizes the Union as the sole bargaining representative of a unit consisting of all employees of the various classifications listed in Exhibit "A" attached hereto, who are employed at the Company plants located in South Bend, Indiana. It is agreed that apprentices will be included in the bargaining unit if and when such a classification is established. Excluded from such bargaining unit are office clerical employees, supervisory employees, engineering and laboratory technicians, timekeepers, guards and professional employees. The non-bargaining maintenance technician unit will not be expanded beyond the three (3) positions that make up the unit. Any additional maintenance technicians positions will be recognized as part of the bargaining unit.

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SECTION 2.  MANAGEMENT FUNCTION RESERVED:

(A) Except as expressly and specifically limited or restricted by a provision of this agreement, and to that extent only, the company reserves and retains any and all management rights, prerogatives and privileges previously vested in or exercised by the Company. Such rights of management include, among other things, but are not limited to, the right to plan, direct, control, increase or decrease the operations; to determine the products to be manufactured; to purchase materials and parts from any source, to shift or transfer location of products manufactured or types or methods of work within the Company; to establish and change the sequence of manufacturing processes; with full employment, to subcontract work; to change machinery, methods and facilities, or introduce new methods, techniques or machinery and products; to automate; to maintain and administer job evaluation programs and performance appraisal programs; to maintain discipline of employees; to warn, suspend, discipline, discharge or demote employees for just cause; to establish, change, add to or reduce the number of shifts, the schedules to be worked and the work force; to determine whom shall be hired, the number of employees to be employed at any time and the qualifications necessary for jobs; to transfer, relieve or lay off employees or to shorten or lengthen the work week to meet the needs of the Company; to establish, maintain and enforce and to rescind, amend or change reasonable rules, regulations, policies and disciplinary procedures; to adopt no smoking policies; to add, modify, combine or eliminate job classifications; to set qualifications for job classifications; to determine policies affecting the selection and training of employees; where reasonable suspicion exists and after discussion with the steward, to require an employee to submit to blood alcohol and/or drug testing and/or a medical examination by a doctor designated by the Company, once a program is implemented; to assign and schedule work duties; to schedule overtime hours and to assign employees to overtime work; to transfer employees, and set quality, quantity and work standards in accordance with its determination of the needs of the job and the operation.

(B) In every case under this agreement where a judgment is required to be made, except in cases relating to an employee's physical or mental fitness, such judgment shall be made by the Company whose determination shall not be reversed unless it is found that the Company acted in an arbitrary, capricious, discriminatory, unreasonable or unjust manner. If an employee's mental or physical fitness is in question, the Company may send said employee to a qualified physician of its choice at the Company's expense subject to the grievance procedure. The parties agree to utilize and be bound by the provisions of Article X.

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(C) It is understood and agreed that all rights exercised are retained by the
Company unless they are contracted away through specific provisions in this agreement.

(D) The Company further specifically reserves the right to move, relocate, sell, close, liquidate or consolidate the plant in whole or in part.

(E) It is agreed that an arbitration award shall not impair the reserved management rights in this agreement.

(F) The Company and the Union acknowledge that employee involvement can improve morale, product quality, safety, productivity and the overall environment of the workplace. The parties agree that employees should be encouraged to actively participate in employee involvement.

SECTION 3. NO STRIKE - NO LOCKOUT: The Union agrees that it and its members will not engage in any strike, slow-down or stoppage of work or other interference with production during the term of this Agreement. The Company agrees that there will be no lockout of its employees, and all differences which may arise shall be settled in accordance with the provision of the Agreement.

SECTION 4. UNION STEWARDS: The Company agrees to recognize shop stewards who shall be employees of the Company and members of the Union. There shall be one
(1) steward for each shift

SECTION 5. SHOP COMMITTEE: The Company recognizes one shop committee from the plant which shall consist of the steward from each shift. For the purpose of grievance discussions, a committee will be formed which shall consist of:

     (A).  The steward from the shift on which the aggrieved employee works.

     (B).  The Union Business Manager or designated representative.

Such sub-committee (Grievance Committee) shall operate as outlined in Article III, Grievance Procedure.

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SECTION 6.  EMPLOYEE'S RIGHT WHEN DISCIPLINARY ACTION IS  TAKEN:

        (A). Rights at Suspension or Discharge: Any employee who has established seniority with the Company and who is disciplined by suspension or discharge, may request the presence of his shop steward to discuss the matter with him for a period of time not to exceed twenty (20) minutes in an office designated by the Company for that purpose, before such employee is required to leave the plant; and such shop steward will be called with reasonable promptness and such opportunity of discussion afforded by the Company.

        (B). Limitation on Life of Warnings: When determining the need for suspension or discharge, only warnings or violations occurring in the immediate preceding twelve (12) month period will be taken into consideration.

SECTION 7. COMPENSATION INSURANCE: For all employees covered by this Agreement, the Company shall carry Worker's Compensation Insurance with a company authorized to do business in the state, make proper social security payments and make proper contributions to the State of Indiana Unemployment Compensation Board, and provide such other protective insurance as may be required by the laws and regulations of the State of Indiana, and shall furnish satisfactory proof of such to the Union.

SECTION 8. RIGHT OF VISITATION: The Business Manager of the Union, or any of his designated assistants, when not an employee of the Company, shall be received by the Company at its office, on reasonable notification to the Company, and, where investigation of grievance is desired, shall be permitted to go into the factory (to be accompanied by a factory representative, if not an employee of the Company) subject to the same limitations and restrictions as may be imposed by the Company on regular employees of the Company.

SECTION 9. REVIEW OF WAGE AND HOURS COMPUTATION: Should a question arise regarding working hours worked or computation of pay of an employee, the Human Resources Department will review the payroll record with an employee. If a satisfactory agreement is not reached on the day the question is raised, the matter will be handled as outlined in Article III, "Grievance Procedure".

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SECTION 10. UNION SECURITY: All employees covered by the terms of this Agreement shall be required to become and remain members of the Union as a condition of employment from and after the ninetieth (90th) day following the date of employment or the effective date of this Agreement, whichever is later.

SECTION 11. DUES DEDUCTION: The Company agrees to deduct from the wages of each Union member, upon written authorization, an amount equal to the regular dues of the Union, such deduction to be made on the last payday of each calendar month. The total amount deducted is to be transmitted to the Financial Secretary of the Union together with a list of the names of the employees from whose pay deductions were made. The form of authorization to be used in this regard shall be made with the Agreement of both parties hereto. The Union agrees to hold the Company free from all liabilities in the matter of dues collection, except for ordinary diligence and care in the transmittal of such moneys.

SECTION 12. NON-DISCRIMINATION: The Union and the Company recognize the legal obligation to make reasonable accommodation for certain employees with disabilities as defined by the Americans With Disabilities Act of 1990, 42 U.S.C. SS12101 through 12203, effective July 26, 1992. The parties agree that each and every instance where a reasonable accommodation may be necessary will be treated on a case by case basis based on the facts of each particular employee's disability. The parties agree that the Union shall participate and be present in any meetings and/or discussions between the Company and disabled employees which involve a possible reasonable accommodation. The parties agree that the Union shall, upon request, have access to all information regarding disabled employees relevant to efforts to achieve a reasonable accommodation for said disabled employees. The parties agree that any action taken by the Company to achieve a reasonable accommodation is subject to the contractual grievance/arbitration procedure.

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                                   ARTICLE III

                               GRIEVANCE PROCEDURE

A grievance is defined as an alleged violation of a specific article or section of this Agreement.

SECTION 1. PROCESSING A GRIEVANCE: If any such grievance arises there shall be no stoppage or suspension of work because of such grievance, but such grievance shall be submitted to the following grievance procedure:

        STEP 1. Within five (5) working days of the time a grievance arises, the employee or employees concerned, with the assistance of his shop steward, or committee-person in the absence of their shop steward, will present the grievance to their supervisor. Within two (2) working days after presentation of grievance, the supervisor shall give an answer orally to the employee and the union steward involved.

        STEP 2. If the grievance is not resolved at Step 1; within the two
                (2) working days after receiving the company's oral answer, it shall be reduced to writing, signed by the employee(s) involved, and referred to the Shop Steward or committee-person for presentation to the Company. The written grievance shall state the facts giving rise to the grievance, identify all the provisions of the agreement alleged to be violated, state the contention of the union/employee and indicate the relief requested. Within two (2) working days after presentation of the grievance, the supervisor shall give a written answer to the union steward involved.

        STEP 3. If the grievance is not resolved at Step 2; within two (2) working days after receiving the Company answer in Step 2; the Union shall advise the Company of their desire to meet to resolve the issue. The participants in this meeting shall be the Grievance Committee, the Business Manager of the Union or his designated representative and the Manager, Human Resources or his designated representative. Within two (2) working days following the meeting, the Company will give a written answer to the union steward originating the grievance.

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        STEP 4. If the grievance is not resolved at Step 3; within two (2)
                working days after receiving the Company answer in Step 3; the Union shall advise the Company of the desire to meet to resolve the issue. The participants in this meeting shall be the grievance committee, the Business Manager of the Union or his designated representative, an International Representative of the IBEW may be present only to assist the Local Union, and the Manager, Human Resources of his designated representative. Within two working days following the meeting, the Company will give a written answer to the Union steward originating the grievance.

Within ten (10) working days after the Step 4 answer is rendered by the Company, the Union may decide to submit the grievance to arbitration. If so it shall be handled as specified in Section 2, Arbitration.

Disposition of a grievance under any of the foregoing steps will be final unless the grievance is pursued to the next step in the time and manner provided above. The time limits provided for in the grievance procedure may be extended by mutual agreement.

SECTION 2. ARBITRATION: Arbitration will be handled by the American Arbitration Association in accordance with their rules and regulations. Each party will bear its own expenses in the arbitration except that the fee and expenses of the Arbitrator will be equally divided between the parties.

Within five (5) working days after the Union decides to submit a grievance to arbitration, the Union shall request the American Arbitration Association to furnish both parties with a list of the names of nine (9) duly accredited members of the Association. Within five (5) working days after receiving said list, unless a later date is mutually agreed upon, the parties shall meet and choose one (1) person from that list by alternately striking a name until one
(1) name remains. That person shall be the Arbitrator for the case.

The Arbitrator will have no authority to alter, modify, eliminate, add or remove any part or parts of this Agreement. The Arbitrator shall consider only the matter which has been properly carried through the Grievance Procedure and which is subject to the Arbitration provisions hereof and shall deal only with the matter which occasioned his appointment. The Arbitrator shall not have the right to consider any matter not subject to the Grievance Procedure as set forth in this Agreement and his decision shall be based solely upon his interpretation or application of what the Agreement provides. The Company and the Union agree that they will accept as final and binding the decision of the Arbitrator.

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SECTION 3. WAIVER OF GRIEVANCE: (1). Unless mutually agreed to in writing, any grievance not originated and handled strictly within the time limits and in the manner provided in this Article, shall be considered to have been waived, and thereafter, that grievance may not be presented for further consideration. (2). The parties by mutual agreement may waive any step of the foregoing grievance procedure. In cases where the grievance involves wages, such may not be retroactive prior to the work week during which the written grievance was first presented.

                                   ARTICLE IV

                             HOURS-OVERTIME-HOLIDAY

SECTION 1. WORK DAY - WORK WEEK: Eight (8) hours shall constitute a regular work day. Five (5) consecutive days, starting with Monday, shall constitute a regular work week, when operating a three (3) shift schedule, the first working shift of the week shall be first shift starting at 7:00 a.m. on Monday morning. Nothing herein shall be construed as a guarantee of hours per day or days per week.

SECTION 2. REGULAR WORKING HOURS: The regular working hours for the following classifications are:

 Q.A. Auditors, Operators and Set-Up Assembly
 1st shift      7:00 a.m. -   3:00 p.m.
 2nd shift      3:00 p.m. -  11:00 p.m.
 3rd shift     11:00 p.m. -   7:00 a.m.

A twenty-five (25) minute period will be given for lunch break as nearly as possible to 3 hours before the end of the shift.

The regular working hours for all other classifications are as follows:

 1st shift      7:00 a.m. -   3:30 p.m.
 2nd shift      3:00 p.m. -  11:30 p.m.
 3rd shift     11:00 p.m. -   7:30 a.m.

A thirty (30) minute intermission will be given for lunch period as nearly as possible to 3 hours before the end of the shift.

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SECTION 3.  OVERTIME PAYMENT:

(1) Overtime pay at the rate of one and one-half (1-1/2) times base rate will be paid for:

        (A).  All hours worked in excess of eight (8) per day.

        (B). All work performed on the sixth consecutive work day in a regular work week, regardless of the day of the week on which the shift started or ended.

(2) Overtime pay at the rate of two (2) times base rate will be paid for all hours worked on the seventh consecutive day in a regular work week.

(3) Overtime pay at the rate of two (2) times base rate will be paid for all hours worked on Holidays designated in Section 6 below, plus the employee will receive eight (8) hours straight time pay as holiday pay.

SECTION 4. REST PERIODS: One rest break will be given in addition to the lunch break for those employees in the Operator, QA Auditor and Set-up Assembly classifications. The rest break(s) will be ten (10) minutes and will be given as nearly as possible to two and one-half (2-1/2) hours after the start of the shift. For all other classifications, an additional break in the afternoon will be given as nearly as possible to one and one-half (1-1/2) hours before the end of the shift. Whenever any employee is scheduled to work two (2) or more hours beyond the end of their regular scheduled eight (8) hour shift, an additional ten (10) minute rest break will be given.

SECTION 5.  DISTRIBUTION OF OVERTIME:  Overtime is scheduled in two ways:

(1). All employees on one or more shifts in a department are requested to work a scheduled period of overtime. A list of departments can be found in Exhibit C.

     In this case all employees are required to work 50% of the overtime offered. Failure to maintain this average for a calendar month may subject the employee to disciplinary action. The Company will provide 48 hours advance notice of required overtime for full shift schedules in a department. If the Company fails to provide 48 hours advance notice for full shift schedules in a department, the 50% rule will not apply. The intention of an employee to work or not work a scheduled period of overtime will be indicated by the employee signing the overtime roster no later than

                                       -9-

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     noon Friday for all weekend overtime. The overtime roster will be maintained by the supervisor.

     Any employee who agrees to work such overtime and then either leaves early, arrives late or fails to work at all, will be charged with an absence or tardy in the same way as during the regular working week. This occasion will be charged to their attendance record. Exceptions to this provision may be made when evidence, as determined satisfactory by the Company, is presented showing that an emergency prevented the employee from reporting to work. Absences on a scheduled weekend will not be considered in determining eligibility for a P.A. Day, unless the 50% overtime requirement has not been met.

(2). Specific employees are requested to work. In this case, several provisions apply:

     (A). The overtime will first be offered to the employee(s) performing the work during the regular working week. There will be no penalty for employees refusing this overtime, provided, however, that if more senior employees decline to work voluntary overtime, the least senior employees in the department will be required to work the offered overtime. The Company, in its sole discretion, will determine the number of employees necessary to work voluntary overtime.

     (B). Overtime will be divided as equally as possible among the employees possessing the necessary skills and experience.

     (C). Any employee who agrees to work such overtime and then either leaves early, arrives late or fails to work at all, will be charged with an absence or tardy in the same way as during the regular working week. This occasion will be charged to their attendance record.

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SECTION 6.  HOLIDAYS AND HOLIDAY PAY:

(1).  Holidays:  Holidays recognized under the terms of this Agreement shall be:

     (A)   Good Friday
     (B)   Memorial Day
     (C)   Independence Day
     (D)   Labor Day
     (E)   Thanksgiving Day and the Friday following Thanksgiving Day.
     (F) Christmas Day and either the working day immediately before or after Christmas Day.
     (G)   New Year's Eve
     (H)   New Year's Day
     (I) One Personal Day per year to be taken at any time, provided the scheduling of such day would fall within the guidelines of the number of employees that could be allowed on Vacation or Personal Day at any given time. Any Personal Day not taken by December 31st will be paid at straight time in a succeeding paycheck.
     (J) Three (3) P.A. Incentive days will be allowed each year, one for every four months. These days must be earned for each trimester by a perfect attendance record in the preceding trimester. A perfect attendance record is defined as no absences, except for P.A. days, vacations, layoffs or holidays, and not more than two tardies (or leave earlies) during the calendar trimester. Any P.A. Incentive days earned and not taken by December 31st of each year, will be paid in a paycheck during January of the next year. These P.A. Incentive days will be subject to the same restrictions as the regular P.A. day defined in subsection (I) above.

(2). Holiday Pay: Employees shall be paid their regular rate of pay including any shift premium for eight (8) hours for such holidays, provided that they have worked a minimum of six (6) hours on both the last scheduled day before the holiday and the first scheduled day after the holiday. Work performed on a holiday shall be paid as defined in Section 3, Overtime Payment.

The requirements for work both before and after the holiday will be waived when:

     (A)   The holiday falls within a vacation period. See Article XI, Section
           4.

     (B) The absence is approved, in advance, by the employee's supervisor. Forms will be provided by the Company; copies are to be forwarded, approval by the supervisor, to Payroll Department and to the Union Business Manager.

     (C) The absence is due to a layoff which began within the week preceding the week within which the holiday falls, or when layoff began on the day following the holiday.

SECTION 7. CLEAN-UP: The Company and the Union agree that a five-minute period at the end of each shift should be set aside for the dual purpose of cleaning the work place, equipment, and tools, as well as for personal wash up. The Company may elect to signal the start of such a period with a bell but this signal to stop work and start cleaning may not apply to all employees because of the nature of the work assignment. In such instances, such as continuously running equipment, the Company will issue special instructions to serve the purposes intended. It is further agreed that idleness during this period will not be tolerated.

SECTION 8. JOB ASSIGNMENT: In the Manufacturing Department, operators will have their press assignments changed periodically. Operators performing assembly will be rotated on a periodic basis within product groups depending on product mix and scheduling requirements.

                                    ARTICLE V

                        WAGE PAYMENT-WORK CLASSIFICATIONS

SECTION 1. WAGE RATES AND CLASSIFICATION OF WORK: Attached hereto is a schedule setting forth the classifications of employees and of work covered by this Agreement, together with minimum wage rates applicable to such classifications, all of which is specifically made a part of this Agreement and shall be known as Exhibit "A".

Job Descriptions will be posted on bulletin boards during job postings.

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SECTION 2. NEW CLASSIFICATIONS OF WORK: Should new bargaining unit classifications of work be established, the wage rates applicable thereto shall be established by the Company. Should the Union feel that such rates are improper in relation to other shop rates, then such complaint shall be handled under provisions of Article III, "Grievance Procedure", starting with Step 3. Any changes in wage rate so negotiated, would be retroactive to the date the new classification was established, if the grievance is settled prior to arbitration.

SECTION 3. SHIFT PREMIUM: Employees who are required to work shifts, other than day shift, shall be paid $0.20 per hour over their straight time rate of pay for the second shift, and $0.30 per hour over their straight time rate of pay for the third shift.

SECTION 4. PAY DAY: Wages shall be paid weekly during the regular working hours on Thursday for the second shift and on Friday for the first and third shift and not more than seven (7) days' wages may be withheld at any time.

In the event a recognized holiday falls on a Thursday or a Friday of the regular week as defined in Article IV, Section 2; then the second and third shifts will receive their pay prior to the first shifts' last working day of that week.

SECTION 5. CALL-BACK PAYMENTS: Any employee called back to work after having been released from the regular days' work shall be paid a minimum of four (4) hours at the applicable rate of pay.

SECTION 6. MINIMUM CALL-IN: Where an employee reports for work on a regularly scheduled work day at the regular starting time and work is not available, the employee shall be given a minimum of four (4) hours work or shall be paid his regular straight time of pay for four (4) hours. When an employee is scheduled to work on Saturday and report for work, and work is not available, they shall receive four (4) hours at one and one-half (1-1/2) times the regular rate of pay. This provision shall not apply where the work is unavailable due to any general disaster, fire, explosion, labor dispute, or other condition beyond the control of the Company.

SECTION 7. COST OF LIVING ADJUSTMENT: Effective on February 19th of each contract year, a quarterly cost of living adjustment will be paid to all employees in the bargaining unit who hold seniority at the time the adjustment is made. The amount of COLA will be determined and redetermined on the basis of the official "Consumer Price Index" published by the Bureau of Labor Statistics, U.S. Department of Labor (1967=100).

The basis for the first quarterly COLA in each year will be the CPI for January of that year. At the end of each contract quarter (i.e., May 19th, August 19th, November 19th and February 19th) in each year, if the increase in the CPI exceeds 6 points as measured by the Bureau of Labor Statistics, each 0.5 point increase above 6 points will mean $0.01 per hour better cost of living adjustment. The COLA will not exceed $0.25 per hour in any one year period.

                                   ARTICLE VI

                          HOSPITALIZATION AND INSURANCE

SECTION 1. The Company agrees to maintain in force during the term of this contract, a group health, accident, and life insurance policy for all its employees.

Employees will be required to pay 25% of the cost of health insurance in the 3rd year of this Agreement with the Company paying the balance of any premium due. Following is a summary of those costs:


DEDUCTION PER HOUR*                                           PLAN YEAR BEGINNING
-------------------                                           -------------------
                                                   4/1/97            4/1/98           4/1/99
                                                   ------            ------           ------
EMPLOYEE ONLY                                      $0.177            $0.289           $0.402
EMPLOYEE WITH CHILD(REN)                           $0.522            $0.634           $0.745
EMPLOYEE WITH SPOUSE                               $0.554            $0.696           $0.839
EMPLOYEE WITH FAMILY                               $0.637            $0.863           $1.089


* BASED ON FIRST 1,500 HOURS WORKED.

ANNUAL INCREASE IN DEDUCTION*                                 PLAN YEAR BEGINNING
-----------------------------                                 -------------------
                                                   4/1/97            4/1/98           4/1/99
                                                   ------            ------           ------
EMPLOYEE ONLY                                       $0.11            $0.11             $0.11
EMPLOYEE WITH CHILD(REN)                            $0.11            $0.11             $0.11
EMPLOYEE WITH SPOUSE                                $0.14            $0.14             $0.14
EMPLOYEE WITH FAMILY                                $0.23            $0.23             $0.23


* BASED ON FIRST 1,500 HOURS WORKED.

TOTAL COSTS                                                   PLAN YEAR BEGINNING
-----------                                                   -------------------
                                                   4/1/97             4/1/98            4/1/99
                                                   ------             ------            ------
EMPLOYEE ONLY                                      $2,067             $2,211            $2,409
EMPLOYEE WITH CHILD(REN)                            3,803              4,086             4,471
EMPLOYEE WITH SPOUSE                                4,278              4,599             5,036
EMPLOYEE WITH FAMILY                                5,539              5,961             6,534



EMPLOYEE SHARE                                                 PLAN YEAR BEGINNING
--------------                                                 -------------------

                                                    4/1/97             4/1/98            4/1/99
                                                    ------             ------            ------
EMPLOYEE ONLY                                       $  517            $  553             $  602
EMPLOYEE WITH CHILD(REN)                               951             1,022              1,118
EMPLOYEE WITH SPOUSE                                 1,070             1,150              1,259
EMPLOYEE WITH FAMILY                                 1,385             1,490              1,634


If, based on actual health insurance costs, employees pay in excess of 25% in any year, Wells will refund the excess to each employee at the end of the three year period.

If maximum costs set by the Insurance Company for the years beginning 4/1/98 or 4/1/99 are less than the amounts currently estimated, Wells will reduce the deduction accordingly at the start of each new plan year.

Wells will form a committee of both salary and hourly employees to review alternative health plans and cost-containment measures.

Benefits will include:

        (A) A comprehensive medical plan with $150.00 annual deductible per person, limit of two (2) deductibles per family with $250.00 stop loss (in-network) and $500.00 stop loss (out-of-network) per individual per calendar year. See Exhibit B.

        (B) Disability payments of 60% of wage for weekly income with a maximum of $210.00 weekly, based on 1st day accident, 8th day illness, 18 weeks benefit period effective February 19, 1997.

        (C)  Group Life Insurance and AD&D of $15,000.

        (D)  Dental Plan:

         *   50% coverage of expenses for dental services (excluding
             Orthodontist)
         * $1,000 maximum per year per individual $25.00 deductible per calendar year
         *   Limit of three (3) deductibles per family

To be qualified for insurance coverage, an employee must work enough hours each month to achieve an annualized minimum of 1,000 hours/year. Employees will become eligible for insurance benefits after completion of a 90-day probationary period. Insurance coverage will be provided for employees on layoff until the 25th day of the month in which the layoff occurs. Recalled employees insurance coverage resumes on the day they return to work, if the duration of layoff was less than 12 months. Employees on layoff longer than 12 months must wait a 90-day period before coverage can be resumed.

                                   ARTICLE VII

                                HEALTH AND SAFETY

The Company agrees to maintain reasonable provisions for sanitary, safe and healthful working conditions in the plant, including the provision for protective clothing that the Company deems advisable. The Union agrees that its members are to make proper use of all safety appliances and protective equipment as directed and to take proper care of all facilities, recognizing that all employees must share the responsibility of keeping their place of work and all facilities clean, orderly, and safe.

The Company will further pay for one (1) pair of prescription safety glasses every twelve (12) months. All employees will be required to have an annual eye examination at the Company's expense. The provider is determined by the Company.

                                  ARTICLE VIII

                             RETIREMENT INCOME PLAN

Effective February 19, 1997, the Company will begin making a contribution of $0.19 per hour for all hours worked into a retirement income plan, with the employees contributing a matching amount. Effective February 19, 1998, the contribution will increase to $0.20 and effective February 19, 1999, the contribution will increase to $0.22 per hour for all hours worked. The employee matching contribution will increase accordingly.

Some of the highlights of the plan are:

         * Vesting 20% a year for each year of service. 100% vested with 5 years of service. Prior service will count for vesting purposes only.

         * Employees hired after the plan effective date will have a one year waiting period before participating in the plan.

         * Withdrawal of the employees' contributions and the Company's contribution that are vested can occur when an employee retires or terminates employment.

         * To be eligible for a Company contribution, employees have to have worked 500 hours in the year and be on the payroll as of December 31.

         * The Company's contribution to the plan will be made in July, October, January, and April of each plan year.

         * Employees may choose from several options how they want to have their money invested.

         * Employees may borrow a portion of their Individual Account, subject to the approval of the Plan Administrator. Such loans are available only for certain extraordinary or emergency purposes. See Summary Plan Description for details.

                                   ARTICLE IX

                                    SENIORITY

SECTION 1. DETERMINATION OF SENIORITY: Seniority for all Union employees shall date as of the first day of current employment with the Company in a bargaining unit classification. An employee can transfer from one classification or department to another only under the provisions of Sections 6, 8, 9 and 11 of this article. When such transfer is made, the employee will carry full seniority time and rights with them to their new department, job or shift.

SECTION 2. SENIORITY RIGHTS: No employee shall, by reason of seniority, be entitled to any job for which he is not qualified, nor shall any employee be entitled to replace another employee in a specific assignment. This provision will apply in case of layoffs as outlined in Section 8.

SECTION 3. ACQUISITION OF SENIORITY BY NEW EMPLOYEES: Employees are regarded as probationary for the first ninety (90) calendar days of continuous employment except for Moldmakers and Manufacturing Technicians for whom the probationary period can extend up to but will not exceed 180 calendar days. Until satisfactory completion of the probationary period the employee will not be eligible for the economic or security benefits laid out in this Agreement, except for wages, and may be laid off or discharged without recourse to the grievance procedure. Moldmakers and Manufacturing Technicians will be eligible for the economic and security benefits set forth in this Agreement after their 90th calendar day of continuous employment even if they have not qualified for their position by the 90th calendar day of their employment. After the probationary period is completed the names of the employees will be placed on the Seniority List as of the most recent date of hire. If a probationary employee is laid off and rehired and the layoff period is not longer than the working period previous to the layoff, then the previous work time will be counted towards the probationary time and the seniority date will be established as ninety (90) calendar days prior to the date of completion of the probationary period. New employees hired on the same day will have seniority based on the first letter of their last name.

SECTION 4. SENIORITY LISTS AND LOSS OF SENIORITY: The Company will prepare seniority lists which must be approved by the Union. These lists will be posted in agreed places accessible to employees. The lists will show date of current employment, date of employment in current department and classification held. An employee shall cease to have seniority and his name shall be removed from the seniority list in the event:

        (A) He voluntarily resigns.

        (B) He is discharged for cause and not reinstated.

        (C) The employee is laid off or is on medical leave for a period of time in excess of the employee's length of seniority as of the date of the layoff or the commencement of the medical leave; and in any event, if the employee is laid off or on medical leave in excess of 24 months.

        (D) He fails to return to work following a layoff within two (2) working days after being notified to do so by certified mail, sent to the last address given to the Company, unless reasonable excuse is given to the satisfaction of the Company.

        (E) He accepts employment outside of the Company while on leave of absence for any reason, unless approved in writing in advance by both the Company and the Union. Seniority lists will be updated every six (6) months and copies will be furnished to the stewards and the Business Manager.

SECTION 5. SENIORITY CHANGE NOTICES: The Company will provide the Union Business Manager and Stewards with notification of laid-off or discharged employees within two (2) working days of the lay off or discharge. Notification of all other status changes for bargaining unit employees will be made within five (5) working days.

SECTION 6. TRANSFERS/TEMPORARY: When employees holding the proper classifications are being transferred temporarily from one department to another, the transfers will be offered to the senior employees first. If there are not enough volunteers, the least senior employees will be transferred to fill the necessary numbers.

Temporary transfers will be limited to thirty (30) days in any one contract year unless additional periods are mutually agreed upon by the Company and the Union.

Return to original department at the end of the temporary assignment will be in seniority order with the most senior employee returned first.

SECTION 7. TEMPORARY LAYOFF: The parties hereto recognize the necessity of emergency layoff, which shall mean layoffs resulting from a temporary shutdown of the plant or part thereof by reason of breakdown of machinery, fire, flood, shortage of material, breakdown of transportation facilities, embargoes on shipments, or cause beyond the control of the Company that interferes with production. It is, therefore, mutually agreed that such temporary layoff may be made from time to time without regard to the seniority provisions of this contract. It is further agreed, however, that no employee may be laid off on such temporary layoff without regard to seniority for more than three (3) working days during a one-year period, February 19 to February 18. The Company will place the employee in another job or on layoff in line with the seniority provisions of this contract. Any further extension will only be by agreement of both parties.

SECTION 8. GENERAL LAYOFF: In case a general reduction in employment becomes necessary, any probationary employees in the affected department and classification will be released first with the exception of those designated as specially skilled under Section 10 below. When further layoffs become necessary, the least senior employees shall be released first. Employees with established seniority who are effected by a reduction in force in their department shall have the right to exercise their seniority as follows:

        (A) Within the classification for which they have current qualifications in any department or shift.

        (B) To fill any open job for which they have current qualifications.

(Current qualifications are defined in Article IX, Section 19.)

When layoffs are being made, a senior employee in the department and shift may take the layoff (with unemployment benefits); the employee will not then be permitted to return to work until recalled or until an opening occurs for which he is already qualified or for which he can qualify under the bid provisions of the Contract.

SECTION 9. RECALL: When an increase in work makes it necessary to recall employees, the recall procedure will be administered in the following manner:

        1. Employee will be recalled in the reverse order in which they were displaced or laid-off from their HOMEBASE, provided they are qualified in the classification.

           HOMEBASE is defined as the last shift and classification selected by the employee by job bid.

        2. Any jobs open after Step 1 will be offered to employees in order of seniority who are qualified in the classification that are displaced from their HOMEBASE or on layoff.

           Any employee refusing recall will be considered to be a voluntary quit and dropped from the Company roles if they are the least senior employee qualified in the classification.

        3. If jobs are still open after the steps outlined above, they will be open for bid as outlined in Article IX, Section 11. In the application of this procedure there are to be no more than two (2) moves by an employee being recalled.

SECTION 10. SPECIALLY SKILLED EMPLOYEES: On layoff or subsequent recall, the Company may designate certain employees possessed of special skills whose services are properly necessary under the circumstances then existing for retention or recall over employees senior in standing. However, such designation shall be made only after a conference between the representatives of the parties. Any difference of opinion shall be subject to the procedure of Article III of this Agreement. When the special circumstances in special employee's cases cease to exist, employment shall be governed by Section 8 of this Article.

SECTION 11. BID PROVISION - UPGRADING AND HORIZONTAL: In filling any vacancy within the bargaining unit, the Company will post the information, including the number and description of open position(s), on the bulletin board for a period of three (3) regular working days. During this period, the Company may fill the position with any member of the bargaining unit who is available. This period will not be permitted to count towards qualification of the employee and will not be considered when comparing the capability and qualification of the employee. After the three (3) day notification period, the position(s) will be filled by senior employees applying unless they are disqualified under one of the following provisions:

        (A). Less than six months (including probationary time) in previous classification.

        (B). Capability and qualifications required for the classification are not met.

        (C). Employees that return from layoff through job posting will retain recall rights to their homebase as defined in Section 9, provided they have met the ninety (90) day qualifying period (180 days for Moldmakers and Manufacturing Technicians). If they reject the opportunity to return, their new homebase becomes the classification and shift they are filling.

Note: Requirement (A) above will be waived once each year for each employee only in the case of new classifications not previously used by the Company.

If no employee applies for the position within the three (3) day period, then the Company is free to fill the position at its discretion. If a Union member is chosen, then it must be with the member's consent.

Whenever a job posting is made and the job(s) made available is filled immediately, the posting is considered complete.

If an occasion arises when the Company doesn't need the full number of people that it posted for, the position will remain active for ninety (90) days, and if the Company requires additional people within ninety (90) days, the employees signing the original posting will be given the first consideration. It shall be the responsibility of the steward of each shift in each department to notify laid off employees from their shift of any new openings. For this purpose the Company will allow the steward thirty (30) minutes at a time convenient to the shift foreman, specifically and only for the purpose of calling such laid-off employees.

A copy of each job posting will be given to all department stewards following the posting period.

SECTION 12. TRANSFER-CLASSIFICATION RATE: The Company reserves the right to pay the rate of the classification when an employee is permanently transferred from one classification to another. The Company will pay the rate of the classification when an employee is temporarily transferred from one classification to another. Exceptions to this rule will be when an employee is required to work in a lower paying classification, in this case the employee will receive the higher rate of pay. When the employee works in more than one classification, he will be paid the rate of his highest classification.

SECTION 13. QUALIFICATION PERIOD WHEN CHANGING JOB CLASSIFICATIONS: When an employee with seniority changes job classifications, a qualification period of ninety (90) calendar days will be established with the exception of Moldmakers and Manufacturing Technicians for whom the qualification period will not exceed 180 calendar days. For purpose of a reduction in the classification, the employee will be considered probationary for ninety (90) calendar days and for Moldmakers and Manufacturing Technicians up to 190 calendar days. It is also understood that the employee must achieve proficiency to perform the work required by the classification, to the satisfaction of the Company.

In the event that an employee has been on lay-off between 18 and 24 months and is recalled to work pursuant to Section 9 of this Article, that employee may be recalled to the last job classification worked by that employee. A qualification period of up to 30 working days will be established within which the employee must demonstrate proficiency to perform the work required by the job classification to the satisfaction of the Company. If the employee fails to qualify within the thirty working day period, he may bid on any other vacant position pursuant to Section 11 of this Article. If the employee fails to qualify, he will be returned to lay-off status.

SECTION 14. DISQUALIFICATION WHEN CHANGING CLASSIFICATION: If an employee fails to achieve proficiency for a given job, they would be able to bid and attempt to qualify for the same job after twelve (12) months, provided in the opinion of the Company the individual would not present a safety hazard to themselves or fellow employees or a risk of damage to any equipment.

SECTION 15. LAYOFF DURING QUALIFICATION PERIOD: If an employee holding seniority is laid off during the qualification period, they will be entitled to recall to that classification for six (6) months including the probationary period. However, they can only be recalled after all of the employees laid off in that classification are called back. Also the six-month waiting period before signing another posting will be waived.

If such employee signs a second posting and is accepted for that classification, he automatically gives up the first job posting from which he was laid off.

SECTION 16. SHIFT PREFERENCE: An employee shall work on the shift for which he was hired until a vacancy occurs on a shift that he can qualify for by way of the bid provision. However, the Company reserves the right to train employees on shifts other than those for which the employee was hired.

SECTION 17. UNION OFFICER'S SENIORITY: A Company employee elected to the Union office of President, Vice President or Shop Steward shall head the seniority list for the purpose of layoff or recall only, while holding these positions provided their duties in these capacities require them to process grievances and administer the labor contract on a day-to-day basis. When such employees are replaced or removed from office, they shall be returned to their proper place on the seniority list.

SECTION 18. GROUP LEADER: It is understood and agreed that vacancies for the position of group leader, although subject to bid, will be filled at the discretion of the Company.

The wage for the position of Group Leader shall be increased as per Exhibit "A".

SECTION 19. LOSS OF QUALIFICATION: At the Company's discretion, an employee who fails to work within a job classification for 18 consecutive months, may lose their qualification for that classification. In such circumstances, the employee is again subject to the qualifying procedures in Article IX, Section 13.

                                    ARTICLE X

                                LEAVE OF ABSENCE

SECTION 1. PERSONAL LEAVE: Personal Leave(s), without pay, may be granted when the reason for such leave is acceptable to the Company.

SECTION 2. SICKNESS AND MEDICAL-RELATED LEAVE: This section refers to leaves due to personal and/or family illness or non-job related injury.

        (A) Call-In: An employee who is sick or injured has the responsibility of calling within three (3) hours of the start of his/her shift. In all cases, an employee who fails to call before the end of is/her scheduled shift on the second day of absence will be considered a voluntary quit. Exceptions to this provision may be made when evidence, satisfactory to the Company, is presented showing that an EMERGENCY prevented the employee's reporting in.

        (B) Leave: An employee shall be granted a leave of absence subject to the Family Medical Leave Act provided documentation by an appropriate Physician supporting the employee's absence is provided to the Company. An employee request for leave must be in accordance with the Family or Medical Leave Policy or the Attendance Control Policy. An employee will be considered on medical leave as long as they were certified by a licensed Physician.

             Upon return from Leave due to Personal Illness or Non-Job Related Injury, the Company shall have the right to require the employee to submit valid medical certification that the employee is able to return to work without risk of further injury. The Company shall have the right to have such proof verified by a Company appointed doctor and any expenses for such would be paid for by the Company.

             The Company shall adopt a tardiness, absenteeism, and leave program. The first part of said program shall be the Family or Medical Leave policy. The Company shall present copies of its family leave policy to the Union prior to implementation. The Company shall also adopt a tardiness and absenteeism control policy. The Company shall present a copy of the said policy to the Union before implementation.

        (C)  Seniority While on Leave due to Personal and/or Family Illness or
             Injury: An employee's seniority will not accrue while they are on leave but will be reinstated once the employee returns from leave.

SECTION 3. INJURIES: This section refers to leaves due to Job-related injuries covered under the Indiana Worker's Compensation Act.

        (A) When the injury does not require time off but does require treatment at an Emergency Room or Physician's Office, the employee shall be paid as follows:

             1. In lieu of the actual hours worked on the day the accident happened, that employee shall be paid for the scheduled hours excluding overtime hours, unless the employee had worked more than eight (8) consecutive hours before the accident happened. In that case, the employee shall be paid for the actual time worked.

             2. For subsequent visits to the Physician or Emergency Room, payment will be made for regular scheduled hours lost not to exceed four (4) hours per day. Total number of visits under this provision shall be determined by the Physician. The Company may require the employee to present documentary proof of each visit to the Physician or Hospital. In no case will this provision include overtime payment.

             3. It is the Company's sole discretion to determine whether an injured employee is capable of performing useful work. If such a decision is made, the employee will be required to return to work while being treated for the injury.

             4. Injury Leave:  The Company will send a copy of all reportable accident reports to the Union Business Manager.

        (B) When the injury requires time off from work, the following will apply:

             1. Seniority will continue for the period of the temporary total disability, not to exceed the employee's length of seniority, to a maximum of 24 months.

             2. The period of temporary total disability, for the purposes of the supplementary Company payments, will be decided by certificate of the Company Doctor or other evidence satisfactory to the Company. The Company may, at its discretion, elect to accept the certificate of any reputable physician.

             3. The Company will supplement the Temporary Total Disability payments made under the Indiana Worker's Compensation Act, so that the total of the benefits received by the employee will equal 60% of his regular weekly wage as of the date of the accident, excluding overtime. In the event that time lost from work exceeds twenty-one (21) days and Temporary Total Disability benefits paid under the Indiana Worker's Compensation Act are paid for the initial seven day waiting period, supplements will apply. When applicable, the Company paid supplements will begin when Temporary Total Disability benefits start and will end after a period of time equal to the employee's seniority at the time of the accident or when Temporary Total Disability ends, whichever occurs first.

SECTION 4. MATERNITY LEAVE: A maternity leave will be granted upon the same basis as is in effect for employees requesting a medical leave of absence (i.e., an illness or an accident).

SECTION 5. COPY OF LEAVE: The Company will furnish the employee, Union Steward and Union President with a copy of the documentation of approved leaves of absences for any reason, except where such employee objects.

SECTION 6. RETURN FROM LEAVE: When an employee returns from a leave of absence, he/she will be restored to the same job he/she had before going on leave with any increases in pay or benefit changes that were not dependent upon seniority also effective upon their return, or to an equivalent position with equivalent benefits. If the employee's leave was not subject to the Family and Medical Leave Act and his/her job has been abolished, he/she shall be given a job as nearly equivalent as possible to his/her former job with the same pay and benefits in accord with his/her seniority standing. Displaced employees then can exercise seniority in classifications held in the department, then in the plant on any shift.

SECTION 7. EMPLOYMENT OUTSIDE THE BARGAINING UNIT: An employee with established seniority in the Bargaining Unit who accepts employment with the Company outside the Bargaining Unit shall not accumulate seniority during said time. The employee will lose one year of seniority for every year he or she is outside the Bargaining Unit.

The employee shall have no right to transfer back to the Bargaining Unit, but in the event the employee is transferred back into the Bargaining Unit by the Company, said employee shall start again accumulating seniority in the Bargaining Unit, which seniority shall be added to whatever amount of seniority is left, if any, at the time of the transfer. An employee returning to their former classification with any seniority will not be able to use this provision again within the next twelve (12) months.

SECTION 8. ABSENCE DUE TO DEATH IN THE IMMEDIATE FAMILY: An employee shall be granted reasonable absence when a death occurs in his immediate family. Provided the employee has been employed for 90 days or more at the time the absence begins he will be paid at straight time for time lost from assigned company duties for three (3) consecutive regular working days; provided, however, that the employee produces proof of attendance at the funeral service

An employee's immediate family shall be considered as:

      Husband, wife, children and step-children, mother, father, mother-in-law, father-inlaw, sister, brother, step-mother, step-father, grandparents and grandchildren.

In the event of the death of a brother or sister-in-law, an employee will be entitled to one (1) NON-PAID day off. This day will not count as a day of absence.

SECTION 9. JURY DUTY: In the event an employee is required to render service as a juror, he will be paid the difference between the fee he receives for such service and the amount of straight time earnings lost by him by reason of such service up to eight (8) hours per day and forty (40) hours per week, provided the employee's term of employment is six (6) months or more at the time such service is required. In order to be eligible for such payments, the employee must furnish a written statement from the appropriate public officials showing the date served and the amount of pay received.

Employees working on the First and Second shift who serve as jurors will not be required to work on the shift falling within the day such jury duty is performed if the jury duty extends for more than four (4) hours during said day.

Employees working on the Third shift will not be required to work the shift preceding the required jury duty.

SECTION 10. ABSENCE - UNION BUSINESS: Any leaves of absence granted for Union business will not be considered an occasion of absence in determining eligibility for a P.A. day.

                                ARTICLE XI

                                 VACATION

SECTION 1. VACATIONS: Full-time employees will be given vacations with pay during each calendar year as hereinafter provided:

(1) Employees with less than three (3) full years of employment by May 31st of the year under consideration will receive vacation pay as follows:

        Hours Worked in the Full
        Year Prior to May 31st     Vacation Pay Earned
        -----------------------    -------------------

           800 to 1500                  20 hours
           More than 1500               40 hours

(2) Employees with three (3) full years of employment occurring after May 31st of the year under consideration but before December 31st of the same year will receive vacation pay as follows:

        Hours Worked in the Full
        Year Prior to May 31st     Vacation Pay Earned
        -----------------------    -------------------

           800 to 1500                  30 hours
           More than 1500               60 hours

(3) Employees with three (3) full years of employment but less than eight (8) by May 31st of the year under consideration will receive vacation pay as follows:

        Hours Worked in the Full
        Year Prior to May 31st     Vacation Pay Earned
        -----------------------    -------------------

            800 to 1500                40 hours
            More than 1500             80 hours

(4) Employees with eight (8) full years of employment occurring after May 31st of the year under consideration but before December 31st of the same year will receive vacation pay as follows:

        Hours Worked in the Full
        Year Prior to May 31st     Vacation Pay Earned
        -----------------------    -------------------

            800 to 1500               50 hours
            More than 1500           100 hours

(5) Employees with eight (8) full years of employment by May 31st of the under consideration will receive vacation pay as follows:

        Hours Worked in the Full
        Year Prior to May 31st     Vacation Pay Earned
        -----------------------    -------------------

            800 to 1500               60 hours
            More than 1500           120 hours

(6) Employees with fifteen (15) full years of employment occurring before May 31st of the year under consideration will receive vacation pay as follows:

        Hours Worked in the Full
        Year Prior to May 31st     Vacation Pay Earned
        -----------------------    -------------------

            800 to 1500               80 hours
            More than 1500           160 hours

In calculating vacation eligibility; "paid vacation time taken" will be counted as time worked.

SECTION 2.  TIME OF VACATION PAYMENTS:

     (1) Vacation pay shall be figured at the regular hourly rate (including shift premium) of wages of the employee as of May 31st of the year in which the vacation pay is made.

     (2) Vacation payments will be made during the first full week of June.

SECTION 3. VACATION SCHEDULES: It is the policy of the Company to grant vacations at any time during the calendar year. Vacations other than plant shutdowns will be granted as near as possible to the time requested by the employee. However, the right to schedule vacations is reserved by the Company in order to insure orderly and efficient operations. In the event the Company or any department or section therein schedules a plant shutdown and if alternative work outside an employee's job classification is not offered by the Company, vacations shall run concurrently with such shutdown period. If the affected employee(s) have used up their vacation, the absences shall be recorded as non-production days and shall not count toward the Attendance Control Policy.

Employees may request one (1) additional week of vacation without pay. This additional, unpaid vacation will be scheduled in the same manner as paid vacation.

An employee may schedule three (3) days of vacation a year by calling their supervisor by no later than two hours after the start of the shift on the day requested. Approval is at the discretion of the supervisor.

SECTION 4. HOLIDAYS WITHIN VACATION PERIODS: When a designated holiday falls within an employee's vacation period, the employee may request permission to include the last work day of the week preceding, or the first work day of the week following as a further part of such vacation period. Such permission may be granted at the option of the Company depending upon anticipated production requirements. Such request and approval must be completed prior to the vacation with at least two weeks notice to the Company. Forms will be provided by the Company, copies are to be forwarded, after approval, to the Payroll Department and to the Union Business Manager.

                                ARTICLE XII

                            GENERAL PROVISIONS

SECTION 1. DEFINITION OF EMPLOYEES: All references to employees in this agreement designate both sexes, and whenever the male gender is used, shall be construed to include male and female employees.

SECTION 2. DEFINITION OF PART-TIME EMPLOYEES: The Company may hire employees on a part-time basis and such employees will be excluded from provisions of this Agreement. However, any part-time employee who has worked over eighty (80) hours in any given month after having been on the Company payroll for ninety (90) calendar days shall be considered a full-time employee and subject to all provisions of the Agreement and pay to the Union an amount equal to the Union's regular monthly dues. In no case will part-time employees be paid less than the prevailing contract rates for equivalent work.

SECTION 3. BULLETIN BOARDS: The Union shall be privileged to post bulletins having to do with the Union's official business on the bulletin boards provided by the Company in the plant. Notices, other than notices of meetings and notices of social affairs of the Union shall be subject to the approval of the Company.

SECTION 4. EFFECT OF LAW: Should any provision of the Agreement be declared illegal by any court of competent jurisdiction such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect and the parties shall thereupon seek to negotiate substitute provisions which are in conformity with the applicable laws.

SECTION 5. PRIOR WRITTEN AGREEMENTS: This Agreement shall constitute the only written Agreement between the parties and all written agreements entered into prior hereto are hereby declared null and void.

                                    EXHIBIT A
                                   WAGE RATES

YEAR ONE - February 19, 1997 - February 18, 1998
           General Increase $0.20

                       After After  After   After   After   After
Classification   Start Prob. 6 Mos. 9 Mos.  12 Mos. 18 Mos. 24 Mos.
-------------------------------------------------------------------

Operator          6.20  6.45 6.70   6.95    7.20    8.36     9.52


                                   After    After     After
Classification            Start    Prob.    8 Mos.    14 Mos.
-------------------------------------------------------------
General Laborer           6.83     7.69     8.55      9.42
S/R Stockroom Clk. Helper 6.83     7.69     8.55      9.42
S/R Stockroom Clerk       6.93     7.79     8.65      9.52
Q. A. Auditor             7.39     8.25     9.11      9.98
Set-Up Assembly           7.58     8.72     9.86      11.00
Set-Up Tool Room          7.58     8.72     9.86      11.00
Manufacturing Tech. B     7.78     8.92     10.06     11.20
Manufacturing Tech. A     10.18    10.97    11.76     12.55
Mold Repair               11.18    11.91    12.64     13.37
Moldmaker                 13.68    14.55    15.42     16.29

Apprentice Moldmaker
1st 6 Mos.  50% of Moldmaker rate  8.15
2nd 6 Mos.  55% of Moldmaker rate  8.96
3rd 6 Mos.  60% of Moldmaker rate  9.77
4th 6 Mos.  65% of Moldmaker rate  10.59
5th 6 Mos.  70% of Moldmaker rate  11.40
6th 6 Mos.  75% of Moldmaker rate  12.22
7th 6 Mos.  85% of Moldmaker rate  13.85
8th 6 Mos.  95% of Moldmaker rate  15.48

                2nd Shift Premium add $0.20 to regular rate
                3rd Shift Premium add $0.30 to regular rate

                 Group Leaders - add $0.20 to regular rate

                                   WAGE RATES

YEAR TWO - February 19, 1998 - February 18, 1999
            General Increase $0.25

                       After After  After   After   After   After
Classification   Start Prob. 6 Mos. 9 Mos.  12 Mos. 18 Mos. 24 Mos.
-------------------------------------------------------------------

Operator          6.45  6.70 6.95   7.20    7.45    8.61    9.77


                                   After    After     After
Classification            Start    Prob.    8 Mos.    14 Mos.
-------------------------------------------------------------
General Laborer           7.08     7.94     8.80      9.67
S/R Stockroom Clk. Helper 7.08     7.94     8.80      9.67
S/R Stockroom Clerk       7.18     8.04     8.90      9.77
Q. A. Auditor             7.64     8.50     9.37      10.23
Set-Up Assembly           7.83     8.97     10.11     11.25
Set-Up Tool Room          7.83     8.97     10.11     11.25
Manufacturing Tech. B     8.03     9.17     10.31     11.45
Manufacturing Tech. A     10.43    11.22    12.01     12.80
Mold Repair               11.43    12.16    12.89     13.62
Moldmaker                 13.93    14.80    15.67     16.54


Apprentice Moldmaker
1st 6 Mos.  50% of Moldmaker rate  8.27
2nd 6 Mos.  55% of Moldmaker rate  9.10
3rd 6 Mos.  60% of Moldmaker rate  9.92
4th 6 Mos.  65% of Moldmaker rate  10.75
5th 6 Mos.  70% of Moldmaker rate  11.55
6th 6 Mos.  75% of Moldmaker rate  12.41
7th 6 Mos.  85% of Moldmaker rate  14.06
8th 6 Mos.  95% of Moldmaker rate  15.71

                2nd Shift Premium add $0.20 to regular rate
                3rd Shift Premium add $0.30 to regular rate

                 Group Leaders - add $0.20 to regular rate

                                WAGE RATES

YEAR THREE - February 19, 1999 - February 18, 2000
             General Increase $0.30

                       After After  After   After   After   After
Classification   Start Prob. 6 Mos. 9 Mos.  12 Mos. 18 Mos. 24 Mos.
-------------------------------------------------------------------

Operator          6.75  7.00 7.25   7.50    7.75    8.91    10.07


                                   After    After     After
Classification            Start    Prob.    8 Mos.    14 Mos.
-------------------------------------------------------------
General Laborer           7.38     8.24     9.10      9.97
S/R Stockroom Clk. Helper 7.38     8.24     9.10      9.97
S/R Stockroom Clerk       7.48     8.34     9.20      10.07
Q. A. Auditor             7.94     8.80     9.67      10.53
Set-Up Assembly           8.13     9.27     10.41     11.55
Set-Up Tool Room          8.13     9.27     10.41     11.55
Manufacturing Tech. B     8.33     9.37     10.61     11.75
Manufacturing Tech. A     10.73    11.52    12.31     13.10
Mold Repair               11.73    12.46    13.19     13.92
Moldmaker                 14.23    15.10    15.97     16.84

Apprentice Moldmaker
1st 6 Mos.  50% of Moldmaker rate  8.42
2nd 6 Mos.  55% of Moldmaker rate  9.26
3rd 6 Mos.  60% of Moldmaker rate  10.10
4th 6 Mos.  65% of Moldmaker rate  10.95
5th 6 Mos.  70% of Moldmaker rate  11.79
6th 6 Mos.  75% of Moldmaker rate  12.63
7th 6 Mos.  85% of Moldmaker rate  14.31
8th 6 Mos.  95% of Moldmaker rate  16.00

                2nd Shift Premium add $0.20 to regular rate
                3rd Shift Premium add $0.30 to regular rate

                 Group Leaders - add $0.20 to regular rate

                                 EXHIBIT B

                        COMPREHENSIVE MEDICAL PLAN

The comprehensive medical plan (CMP) has a $150.00 annual deductible per person; limit of two (2) deductibles per family and $250.00 stop loss (in-network) and $500.00 (out- of-network) stop loss per individual annually.

IN-NETWORK - CMP pays 90% of covered charges in excess of the deductible amount for all services, except out-patient nervous and mental conditions which is at 50% of covered charges, until the 10% of covered charges you pay has reached $400.00. Routine Pap Smear & Mammogram, once per year, is covered 90% also. Physicians office visits require only a $10.00 "Encounter Fee". This fee is all you pay for your office visit, but is not applied to your annual deductible.

OUT-OF-NETWORK - CMP pays 80% of covered charges in excess of the deductible amount for all services, except out-patient nervous and mental conditions which is at 50% of covered charges, until the 20% of covered charges you pay has reached $650.00. Routine Pap Smear & Mammogram, once per year, is covered 80% also. Physicians office visits are subject to the deductible & co-insurance.

CMP pays 100% of covered charges in excess of the deductible amount and the co-insurance amount until a lifetime maximum benefit of $1,000,000 is reached, except nervous and mental conditions for which the calendar year maximum benefit is $500.00 and the lifetime maximum benefit is $25,000. Human Organ Transplant surgery is covered up to $1,000,000. Some services are paid 100% and do not require your co-insurance payment and are not subject to the annual deductible:

          * Pre-admission testing * REQUIRED 2nd surgical opinion
          * Non-emergency weekend admissions include a 50% penalty.

You must PRE-CERTIFY your IN-PATIENT hospital confinement. If you don't, you will have to pay 50% of your hospital charges. For emergency admissions, you must call the insurance company within 48 hours. For maternity admissions, you must call the insurance company within 24 hours.

A more detailed explanation can be found in the insurance booklet. If you do not have one, please see someone in the Human Resources Department.

                                    EXHIBIT C

                               DEPARTMENT LISTINGS

                                  Manufacturing

                                     Tooling

                                 Warehouse - S/R

In witness whereof, the parties have caused this Agreement to be executed by their duly authorized officers and agents as of the day and year stated in
Article I, Section 1.

FOR THE UNION                      FOR THE COMPANY
-------------                      ---------------

/S/ David Schimmel                 /S/ Gerald Lutkus
------------------------           --------------------------
David Schimmel                     Gerald Lutkus

/S/ Margaret Dawning               /S/ Juliann Sparazynski
------------------------           --------------------------
Margaret Dawning                   Juliann Sparazynski

/S/ Judy Jones                     /S/ James Putt
------------------------           --------------------------
Judy Jones                         James Putt

/S/ Donna Olszewski
------------------------
Donna Olszewski

/S/ Sharon Schosker
------------------------
Sharon Schosker

/S/ Tina Wilk
------------------------
Tina Wilk

                                      INDEX


                                                                           PAGE

Absence Due to Death in the Immediate Family .............................  28
Absence - Union Business .................................................  29
Acquisition of Seniority by New Employees ................................  19
Amendment During Term ....................................................   1
Amendment or Termination .................................................   1
Arbitration ..............................................................   7
Bid Provision - Upgrading and Horizontal .................................  22
Bulletin Boards ..........................................................  32
Call-Back Payments .......................................................  13
Clean-Up .................................................................  12
Compensation Insurance ...................................................   4
Comprehensive Medical Plan ...............................................  36
Copy of Leave ............................................................  27
Cost of Living Adjustment ................................................  13
Definition of Employees ..................................................  32
Definition of Part-Time Employees ........................................  32
Department Listing .......................................................  37
Determination of Seniority ...............................................  18
Disqualification When Changing Classification ............................  24
Distribution of Overtime .................................................   9
Dues Deduction ...........................................................   5
Effect of Law ............................................................  32
Employee's Right When Disciplinary Action is Taken .......................   4
Employment Outside the Bargaining Unit ...................................  28
General Layoff ...........................................................  20
Grievance Procedure ......................................................   6
Group Leader .............................................................  24
Health and Safety ........................................................  17
Holidays and Holiday Pay .................................................  11
Holidays Within Vacation Periods .........................................  31
Hospitalization and Insurance ............................................  15
Injuries .................................................................  26
Job Assignment ...........................................................  12
Jury Duty ................................................................  28
Layoff During Qualification Period .......................................  24
Leave of Absence .........................................................  25

                                                                            PAGE
Management Function Reserved .............................................   2
Maternity Leave ..........................................................  27
Minimum Call-In ..........................................................  13
New Classifications of Work ..............................................  13
No Strike - No Lockout ...................................................   3
Overtime Payment .........................................................   9
Pay Day ..................................................................  13
Personal Leave ...........................................................  25
Prior Written Agreements .................................................  32
Processing a Grievance ...................................................   6
Qualification Period When Changing Classification ........................  23
Recall ...................................................................  21
Regular Working Hours ....................................................   8
Rest Periods .............................................................   9
Retirement Income Plan ...................................................  17
Return From Leave ........................................................  27
Review of Wage and Hours Computation .....................................   4
Right of Visitation ......................................................   4
Seniority Change Notices .................................................  20
Seniority Lists and Loss of Seniority ....................................  19
Seniority Rights .........................................................  18
Shift Preference .........................................................  24
Shift Premium ............................................................  13
Shop Committee ...........................................................   3
Sickness and Medical-Related Leave .......................................  25
Specially Skilled Employees ..............................................  22
Temporary Layoff .........................................................  20
Terms ....................................................................   1
Time of Vacation Payments ................................................  31
Transfer - Classification Rate ...........................................  23
Transfers/Temporary ......................................................  19
Union Officer's Seniority ................................................  23
Union Recognition ........................................................   1
Union Security ...........................................................   5
Union Stewards ...........................................................   3
Vacation Schedules .......................................................  31
Vacations ................................................................  29
Wage Rates ...............................................................  33
Wage Rates and Classification of Work ....................................  12
Waiver of Grievance ......................................................   8
Work Day - Work Week .....................................................   8

                              [CALENDAR FOR 1997]



                              [CALENDAR FOR 1998]

                              [CALENDAR FOR 1999]




                              [CALENDAR FOR 2000]